                                                                  EXECUTION COPY

Exhibit 4.9

                         MANUFACTURERS' SERVICES LIMITED

                 SECOND AMENDMENT TO FIRST AMENDED AND RESTATED
                     CREDIT AGREEMENT AND CONSENT AND WAIVER

            This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT AND WAIVER (this "Amendment") is dated as of March 2, 2001 and entered into by and among Manufacturers' Services Limited, a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof, Bank of America, N.A., as Administrative Agent, as Collateral Agent, and as Issuing Lender, Credit Suisse First Boston (successor in interest to DLJ Capital Funding, Inc.), as Syndication Agent and ABN AMRO Bank N.V. and Barclays Bank PLC as Co-documentation Agents, and is made with reference to that certain First Amended and Restated Credit Agreement, dated as of September 29, 2000, as amended by the First Amendment dated as of October 25, 2000 (the "Credit Agreement"), by and among Company, Lenders, Credit Suisse First Boston (successor in interest to DLJ Capital Funding, Inc.), as Syndication Agent, and Bank of America, N.A., as Administrative Agent, as Collateral Agent and as Issuing Lender and ABN AMRO Bank N.V. and Barclays Bank PLC as Co-documentation Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

            WHEREAS, Company and Lenders have agreed to amend certain provisions of the Credit Agreement and to authorize the issuance of the 2001 Notes (defined below); and

            WHEREAS, Company and Lenders have agreed to amend and consent and waive certain provisions of the Credit Agreement in certain other respects.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT AS OF THE SECOND AMENDMENT EFFECTIVE DATE

      The Credit Agreement is amended as of the Second Amendment Effective Date as follows:

1.1   Amendment to Subsection 1.1: Certain Defined Terms.

      A. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions:

      "2001 Notes" means the unsecured promissory notes issued by Company on either a senior or subordinated basis, which notes shall have no mandatory payments of principal for at
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least six years from the date of issue and shall have terms and conditions reasonably satisfactory to Syndication Agent.

      "2001 Notes Issuance Date" means the date on which the 2001 Notes are issued.

      "Second Amendment Effective Date" means the date on which the conditions to the effectiveness of the Second Amendment are satisfied, which shall be no later than March 2, 2001.

      B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Borrowing Base" and inserting the following in lieu thereof:

      "Borrowing Base" means, as at any date of determination, (a) the sum of (85% of all Eligible Accounts Receivable of Company and its Domestic Subsidiaries and 35% of all Eligible Inventory of Company and its Domestic Subsidiaries) plus, if the Senior Leverage Ratio is 2.50:1.00 or below (the lesser of (A) (i) the sum of 40% of all Eligible Accounts Receivable of Company's Foreign Subsidiaries and (ii) 15% of all Eligible Inventory of Company's Foreign Subsidiaries and (B) $50,000,000) minus (b) the outstanding principal amount of the Term Loans. Notwithstanding any other provision of this Agreement, the percentages set forth in the definition of this term prior to the Second Amendment Effective Date may not be increased without the consent of all of the Lenders.

      C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Senior Leverage Ratio" and inserting the following in lieu thereof:

      "Senior Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the difference between (i) the sum of Consolidated Total Debt and the aggregate principal amount of all outstanding Letters of Credit as at such day and (ii) the stated balance sheet amount of Subordinated Indebtedness and the stated balance sheet amount of the 2001 Notes as at such day to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on such day.

1.2   Amendment to Subsection 7.6: Financial Covenants.

      Subsection 7.6D of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

      "Maximum Senior Leverage Ratio. Company shall not permit the Senior Leverage Ratio as of the last day of the most recently ended Fiscal Quarter to exceed 2.9:1.0; provided that such Senior Leverage Ratio shall decrease to 2.75:1.00 on December 31, 2001 if the 2001 Notes Issuance Date has not occurred and shall decrease to 2.50:1.00 upon the 2001 Notes Issuance Date."

1.3   Amendment to Exhibits

      A. Exhibit VI to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Exhibit VI hereto in lieu thereof.


                                        2
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      B. Exhibit XIV to the Credit Agreement is hereby amended by deleting it in its entirety and inserting Exhibit XIV hereto in lieu thereof.

Section 2.  CONSENT AND WAIVER

      Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders, notwithstanding the provisions of subsection 7.1 of the Credit Agreement, hereby consent to the issuance of the 2001 Notes by Company, provided that at the time of such issuance, and after giving effect thereto, no Potential Event of Default or Event of Default has occurred and is continuing, the Senior Leverage Ratio is no greater than 2.5:1.0, the Consolidated Leverage Ratio is no greater than 3.0:1.0 and Company provides to Administrative Agent a pro forma Compliance Certificate and an opinion or opinions of counsel in form and substance reasonably satisfactory to Administrative Agent addressed to Agents and Lenders with respect to the validity of the 2001 Notes.

      Additionally, with respect to and application of the proceeds of the 2001 Notes, Revolving Lenders hereby waive the requirements of subsection 2.4A (iii) and (iv) of the Credit Agreement pertaining to the mandatory reduction of the Revolving Loan Commitments so that the Revolving Loan Commitments following such application will not be reduced.

Section 3.  LIMITATION OF CONSENT

      Without limiting the generality of the provisions of subsection 11.6 of the Credit Agreement, the consent and waiver set forth in Section 2 shall be limited precisely as written and is provided solely with respect to the issuance of the 2001 Notes and the application of the proceeds thereof in the manner and to the extent described above, and nothing in this Amendment shall be deemed to constitute a waiver of compliance by Company with respect to (i) subsections 2.4A (iii) and (iv) or 7.1 of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein.

Section 4.  CONDITIONS TO EFFECTIVENESS

      This Amendment shall become effective only as provided in Section 7 and upon satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Second Amendment Effective Date"). Company shall deliver to Administrative Agent the following:

      1. Resolutions of the Board of Directors of Company, approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

      2. Signature and incumbency certificates of the officers of Company.


                                        3
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Section 5.  MISCELLANEOUS

      A.    Fees and Expenses.

            (i) On the Second Amendment Effective Date, Company shall pay to each Lender executing this Amendment a fee equal to .125% of the Commitment of such Lender.

            (ii) Company acknowledges that all costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

Section 6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

      In order to induce Lenders to enter into this Amendment, Company hereby represents, warrants and agrees that after giving effect to this Amendment:

            (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

            (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

            (c) as of the date hereof, there is no pending or, to the knowledge of Company, threatened action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 7.  COUNTERPARTS; EFFECTIVENESS

      This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Subject to the provisions of Section 4, this Amendment shall become effective upon the execution of counterparts hereof by Company, Administrative Agent, Collateral Agent, Syndication Agent, Requisite Lenders, and, in the case of the consent contained in the second paragraph of Section 2, Revolving Lenders holding 50% or more of the Revolving Loan Exposure, and in each case, receipt by Company, Administrative Agent, Collateral Agent and Syndication Agent of written notification of such execution and authorization of delivery thereof.


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Section 8.  REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN
            DOCUMENTS

      On and after the Second Amendment Effective Date:

            (a) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby;

            (b) except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

            (c) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Collateral Agent, Administrative Agent, Syndication Agent or any of the Lenders under the Credit Agreement or any of the other Loan Documents.

Section 9.  GOVERNING LAW

      THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 10. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

      Each guarantor listed on the signature pages hereof ("Guarantors") hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

                [The remainder of page intentionally left blank.]


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


COMPANY:                      MANUFACTURERS' SERVICES LIMITED

                              By: /s/ R. L. Buckingham
                                 -----------------------------------

                              Title: Vice President
                                    --------------------------------


ADMINISTRATIVE AND
COLLATERAL AGENT:             BANK OF AMERICA, N.A.
                              as Administrative Agent and as Collateral Agent


                              By: /s/ James Johnson
                                 -----------------------------------

                              Title: Managing Director
                                   ---------------------------------


LENDERS:

                              BANK OF AMERICA, N.A.,
                              individually and as Issuing Lender


                              By: /s/ James Johnson
                                 -----------------------------------

                              Title: Managing Director
                                   ---------------------------------


       CREDIT SUISSE FIRST BOSTON (successor in interest to DLJ Capital Funding, Inc.), individually and as Syndication Agent


       By: /s/ Robert Finney                       /s/ William S. Lutkins
       -----------------------------------         --------------------------
                                                   Vice President
       Title: Managing Director
            ------------------------------

      ABN AMRO BANK N.V.


      By: /s/ Natalie M. Smith                    /s/ Lynn R. Schade
         -----------------------------------      ----------------------------
                                                  Vice President
      Title: Vice President
            --------------------------------


                              THE BANK OF NOVA SCOTIA


                              By: /s/ J. M. Pitcher
                                 ----------------------------------

                              Title: Managing Director
                                    -------------------------------

                              BARCLAYS BANK PLC


                              By: /s/ John Giannone
                                 ----------------------------------

                              Title: Director
                                    -------------------------------



                              BLACK DIAMOND CLO 1998-1 LTD.


                              By: /s/ illegible
                                 ----------------------------------

                              Title: Director
                                    -------------------------------

                              BLACK DIAMOND CLO 2000-1 LTD.


                              By: /s/ illegible
                                 -----------------------------------

                              Title: Director
                                    --------------------------------

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                              BLACK DIAMOND INTERNATIONAL FUNDING, LTD.


                              By: /s/ illegible
                                 -----------------------------------

                              Title: Director
                                     -------------------------------

                              BLUE SQUARE FUNDING LTD. SERIES 3


                              By: /s/ Stephen Hessler
                                 -----------------------------------

                              Title: Vice President
                                     -------------------------------

                              CANADIAN IMPERIAL BANK OF COMMERCE


                              By: /s/ K. Volk
                                 -----------------------------------

                              Title: Authorized Signatory
                                     -------------------------------

                              THE CHASE MANHATTAN BANK


                              By: /s/ Robert Dellatorre
                                 -----------------------------------

                              Title: Asst. Vice President
                                     -------------------------------

                              CITADEL HILL 2000 LTD.


                              By: /s/ illegible
                                 -----------------------------------

                              Title: Authorized Signatory
                                     -------------------------------

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                              CITIZENS BANK OF MASSACHUSETTS

                              By: /s/ R. Scott Haskell
                                  ----------------------------------

                              Title: Vice President
                                     -------------------------------


                              ELF FUNDING TRUST I

                              By: /s/ Mark Okada
                                  ----------------------------------

                              Title: Executive Vice President
                                     -------------------------------
                                     Highland Capital Management L.P.


       ERSTE BANK, NEW YORK BRANCH


       By: /s/ John S. Rumion                       /s/ Paul Judicke
          ----------------------------------        --------------------------
                                                    Vice President
       Title: Managing Director
             -------------------------------



                              GMAC COMMERCIAL CREDIT LLC


                              By: /s/ illegible
                                  ----------------------------------

                              Title: SVP
                                     -------------------------------


                              IBM CREDIT CORPORATION


                              By: /s/ illegible
                                  ----------------------------------

                              Title: Manager of Credit
                                    --------------------------------

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                              KZH HIGHLAND - 2 LLC


                              By: /s/ Kimberly Rowe
                                  ----------------------------------

                              Title: Authorized Agent
                                    --------------------------------


                              LIBERTY STEIN ROE ADVISOR FLOATING
                              RATE ADVANTAGE FUND


                              By: /s/ James R. Fellows
                                  ----------------------------------

                              Title: Sr. Vice President and Portfolio Manager
                                    -----------------------------------------


                              THE PROVIDENT BANK


                              By: /s/ Marshall Stuart
                                  ----------------------------------

                              Title: Vice President
                                    --------------------------------


                              SRF 2000 LLC


                              By: /s/ Ann E. Morris
                                  ----------------------------------

                              Title: Asst. Vice President
                                    --------------------------------


                              SRV - HIGHLAND INC.


                              By: /s/ Ann E. Morris
                                  ----------------------------------

                              Title: Asst. Vice President
                                    --------------------------------

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                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY COMPANY


                              By: /s/ James R. Fellow
                                  ----------------------------------

                              Title: Senior Vice President
                                    ----------------------------------
                                     Stein Roe & Farnham Incorporated
                                     as Advisor to Stein Roe Floating Rate
                                     Limited Liability Corporation


                              STEIN ROE & FARNHAM INCORPORATED
                              as agent for Keyport Life Insurance Company


                              By: /s/ James R. Fellows
                                  ----------------------------------

                              Title: Sr. Vice President and Portfolio Manager
                                  -------------------------------------------


                              SRF TRADING, INC.


                              By: /s/ Ann E. Morris
                                  ----------------------------------

                              Title: Asst. Vice President
                                  ----------------------------------

                              TEXTRON FINANCIAL CORPORATION

                              By: /s/ Stuart Schulman
                                  ----------------------------------
                              Title: Managing Director
                                    --------------------------------

                              UPS CAPITAL CORPORATION


                              By: /s/ Charles Johnson
                                  ----------------------------------

                              Title: Managing Director
                                  ----------------------------------

GUARANTORS:                   MANUFACTURERS' SERVICES LIMITED

                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Vice President and Treasurer
                                    --------------------------------


                              MANUFACTURERS' SERVICES CENTRAL
                              U.S. OPERATIONS, INC.


                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Treasurer
                                    --------------------------------


                              MANUFACTURERS' SERVICES WESTERN
                              U.S. OPERATIONS, INC

                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Treasurer
                                    --------------------------------


                              MANUFACTURERS' SERVICES SALT LAKE
                              CITY OPERATIONS, INC.


                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Treasurer
                                    --------------------------------


                              MSL SPV SPAIN, INC.


                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Vice President and Treasurer
                                    --------------------------------

                              MSL/QUALITRONICS, INC.


                              By: /s/ R. L. Buckingham
                                  ----------------------------------

                              Title: Assistant Treasurer
                                    --------------------------------